                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of May 9, 1997, by and among Colorado Prime Acquisition Corp., a Delaware Corporation, (the "Company"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer"), and certain individuals listed on Exhibit A hereto (collectively, such individuals are referred to herein as the "Managers" and together with Thayer are referred to herein as the "Buyers").


                              W I T N E S S E T H:


      WHEREAS, Thayer and KPC Holdings Corporation, a Delaware corporation ("Holdings"), are parties to a Merger Agreement dated as of March 25, 1997 (the "Merger Agreement");

      WHEREAS, pursuant to the Merger Agreement the Company is to be merged with and into Holdings, following which Holdings will be the surviving corporation, the existing holders of capital stock of Holdings other than the Company are to receive cash upon the surrender of their shares of capital stock of Holdings, each share of Common Stock (as defined below) and Preferred Stock (as defined below) of the Company will be converted into a share of common stock or preferred stock of Holdings, as the case may be, and Holdings will be renamed Colorado Prime Holdings, Inc. (the "Merger");

      WHEREAS, in connection with the Merger, the Company is to be capitalized by the Equity Contribution (as defined below) of Thayer and the Managers;

      WHEREAS, the Company has 300,000 shares of authorized common stock, par value $0.01 per share, (the "Common Stock") and 45,000 shares of authorized 15% payable-in-kind redeemable preferred stock, par value $0.01 per share, (the "Preferred Stock");

      WHEREAS, subject to the terms and the conditions specified herein, the Buyers desire to purchase from the Company, and the Company desires to sell to the Buyers, 150,000 shares of Common Stock and 10,000 shares of Preferred Stock, (such shares of Common Stock and Preferred Stock are referred to herein as the "Shares"); and

      WHEREAS, in connection with the purchase by Thayer of the Preferred Stock, the Company shall cause Holdings, upon the consummation of the Merger, to issue to Thayer a warrant representing the right to acquire 26,471 shares of Common Stock of Holdings upon the terms and conditions as more fully set forth in form of Warrant Certificate (as defined below);

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties and covenants contained herein and intending to be legally bound hereby, the Parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS

      In addition to other terms defined elsewhere herein, the following terms shall have the meanings set forth below when used herein:

      1.1. "Affiliate" with respect to a Party, shall mean (i) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party or (ii) a general partner, limited liability company manager or similar control person of such Party.

      1.2. "Closing" shall mean the closing described in Article 6 hereof at which the Parties shall consummate the transactions contemplated hereby.

      1.3. "Closing Date" shall mean the date that the Closing occurs.

      1.4. "Common Stock Purchase Price" shall mean, (i) with respect to Thayer, the dollar amount set forth opposite Thayer's name on Exhibit A hereto, and (ii) with respect to each Manager, the dollar amount or the number of shares of existing Management Common Stock of Holdings opposite such Manager's name on Exhibit A hereto

      1.5. "Employment Agreements" shall mean the employment agreements, each dated May 9, 1997, by and between Colorado Prime Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings, and William F. Dordelman, William Willett, Thomas S. Taylor, and Ricardo DeSantis.

      1.6. "Encumbrance" shall mean any title defect, conflicting claim of ownership, order, decree, judgment, stipulation, settlement, attachment, restriction, lien, pledge, right of first refusal, option, charge, security interest, mortgage, reservation, lease or any other encumbrance of any nature whatsoever.

      1.7. "Equity Contribution" shall mean the subscription of (i) Common Stock and Preferred Stock pursuant to the terms and conditions of this Agreement by Thayer in exchange for the Common Stock Purchase Price and Preferred Stock Purchase Price of Thayer and (ii) Common Stock pursuant to the terms and conditions of this Agreement by the Managers in exchange for the Common Stock Purchase Price of each Manager.

      1.8. "Governmental Entity" shall mean any federal, state, local or foreign legislative authority, court, governmental agency or other regulatory, judicial or administrative authority.

      1.9. "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the consolidated business, results of operations, financial condition or prospects of such Person or (ii) the ability of such Person to consummate the transactions contemplated hereby.

      1.10. "Parties" shall mean the Company, Holdings and each of the Buyers.

      1.11. "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, government or any department or agency thereof and any other entity.

      1.12. "Preferred Stock Purchase Price" shall mean $10,000,000.

      1.13. "Related Agreements" shall mean the Merger Agreement, the Shareholders' Agreement and Employment Agreements.

      1.14. "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units, repurchase rights and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

      1.15. "Securities Act" shall mean the Securities Act of 1933, as amended.

      1.16. "Shareholders' Agreement" shall mean the Shareholders' Agreement dated as of May 9, 1997 by and among Thayer Equity Investors III, L.P., Colorado Prime Holding, Inc. and the Managers.

      1.17. "Warrant Certificate" shall mean the warrant certificate attached hereto as Exhibit B.


                                   ARTICLE 2.

                               PURCHASE AND SALE

      At the Closing, on the terms and subject to the conditions set forth herein, the following actions shall occur simultaneously:

      (i) The Company shall issue and sell to the Buyers, and each Buyer shall purchase severally and not jointly, the number of Shares set forth next to such Buyer's name on Exhibit A at a price equal to such Buyer's Common Stock Purchase Price and/or Preferred Stock Purchase Price, as the case may be;

      (ii)        (A)  Thayer shall pay its Common Stock Purchase

                  Price and the Preferred Stock Purchase Price to the Company in immediately available funds by wire transfer to the account designated by the Company in writing at least two business days prior to the Closing and (B) each Manager shall pay his Common Stock Purchase Price to the Company by the delivery to the Company of the stock certificates representing the shares of Management Common Stock of Holdings set forth opposite such Manager's name on Exhibit A, which stock certificates shall either be (i) duly endorsed to the Company, (ii) endorsed in blank by such Manager or (iii) accompanied by a duly executed instrument of transfer separate from such certificate, provided that such instrument of transfer shall be in form and substance satisfactory to the Company;

      (iii) The Company shall deliver to each Buyer stock certificates representing the Shares purchased by such Buyer and shall take and cause to be taken all actions necessary to transfer to each Buyer good and valid title to the Shares purchased by such Buyer and to record the issuance of such Shares to such Buyer on the books and records of the Company; and

      (iv) The Company shall cause Holdings to deliver to Thayer the Warrant Certificate and shall take and cause to be taken all actions necessary to transfer to Thayer good and valid title to the Warrant Certificate and to record the issuance of such Warrant Certificate to Thayer on the books and records of the Company.


                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyers as follows:

3.1.  CAPITAL STRUCTURE OF THE COMPANY

      The authorized capital stock of the Company (the "Capital Stock") consists solely of (i) 300,000 shares of Common Stock, of which none are issued and outstanding and (ii) 45,000 shares of Preferred Stock, of which none are issued and outstanding.

3.2.  ORGANIZATION, STANDING AND AUTHORITY

      The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has full corporate power and authority to carry on its business as now conducted and (ii) is duly licensed or qualified to do business in all jurisdictions of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company.

3.3.  AUTHORIZED AND EFFECTIVE AGREEMENT

      (a) The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Related Agreements to which it is a party. The execution and delivery of this Agreement and the Related Agreements to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement has been, and each of the Related Agreements to which the Company is a party, shall be executed and delivered by a duly authorized agent of the Company. The Shares, when issued, sold and delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights. Upon consummation of the purchase of the Shares, the Buyers will acquire from the Company good and marketable title to the Shares, free and clear of all Encumbrances.

      (b) Neither the execution and delivery of this Agreement or any of the Related Agreements, nor consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws (or similar charter documents) of the Company, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Encumbrance upon any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation (other than Encumbrances to be granted pursuant to the terms and conditions of that certain Credit Agreement dated as of May 9, 1997 by and among Colorado Prime Corporation, Holdings, Dresdner Bank AG, New York and Cayman Branches, and certain other parties thereto (the "Credit Agreement")), (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except for such violations, rights, breaches, Encumbrances or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on the Company.

      (c) No consent, approval or authorization of, or declaration, notice, filing or registration with, any Governmental Entity (collectively, "Governmental Authorizations") or any other Person, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, other than (i) any applicable filings under federal or state securities laws, (ii) Governmental Authorizations which have been made or obtained as of the date hereof and (iii) Governmental Authorizations the failure of which to make or obtain would not have a Material Adverse Effect on the Company.

                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

      Each Buyer hereby severally represents and warrants (but only with respect to the representations and warranties in this Article applicable to such Buyer) to the Company as follows:

4.1.  ORGANIZATION, STANDING AND AUTHORITY OF THAYER

      Thayer is duly organized as a limited partnership, validly existing and in good standing under the laws of the State of Delaware. Thayer (i) has all requisite partnership power and authority to carry on its business as now conducted or proposed to be conducted and (ii) is duly licensed or qualified to do business in all jurisdictions of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

4.2.  AUTHORIZED AND EFFECTIVE AGREEMENT

      (a) Each of the Managers has the legal capacity to enter into and perform all of his obligations under this Agreement and the Related Agreements to which such Manager is a party. Upon execution and delivery by each Manager of this Agreement and each of the Related Agreements to which such Manager is a party, the Agreement and each such Related Agreement shall constitute the legal, valid and binding obligations of such Manager, enforceable against him in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by general equity principles.

      (b) Thayer has all requisite partnership power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action in respect thereof on the part of Thayer. This Agreement, when executed and delivered by Thayer, shall be executed and delivered by a duly authorized agent of Thayer and shall constitute a valid and binding obligation of Thayer, enforceable against Thayer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, bulk sales, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by general equity principles.

      (c) Neither the execution and delivery of this Agreement or the Related Agreements to which such Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by any Buyer with any of the provisions hereof, shall (i) conflict with or result in a breach of such Buyer's constitutive documents (to the extent applicable), (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Encumbrance upon any property or asset of such Buyer pursuant to, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Buyer, except for such violations, rights, breaches, Encumbrances or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect.

      (d) No consent, approval or authorization of, or declaration, notice, filing or registration with, any Governmental Entity or any other Person, is required to be made or obtained by such Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) any applicable filings under federal or state securities laws or (ii) Governmental Authorizations which have been made or obtained as of the date hereof and (iii) Governmental Authorizations the failure of which to make or obtain would not have a Material Adverse Effect on the Company.

4.3. ACCESS; SOPHISTICATION

      Each Buyer has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Related Agreements and has had full access to such other information concerning the Company, Colorado Prime Corporation and Holdings and the transactions contemplated herein and in the Related Agreements as such Buyer has requested. Each Buyer is an "accredited investor," as such term is defined in Rule 501 under the Securities Act. Each Buyer and such Buyer's respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto, and such an evaluation and informed decision has been made. Each Buyer acknowledges receipt of a copy of an Offering Memorandum dated May 6, 1997 relating to the issuance of certain senior Notes of Colorado Prime Corporation, which Offering Memorandum contains information concerning the Merger, Holdings and Colorado Prime Corporation.

4.4.  INVESTMENT REPRESENTATION

      Each Buyer is acquiring the Shares to be received by such Buyer at the Closing for such Buyer's own account for investment only and not with a view to making a distribution thereof within the meaning of the Securities Act. Each Buyer agrees not to sell or transfer such Shares, except in accordance with the terms of the Shareholders' Agreement and the legend set forth below. Each Buyer is aware that the Shares have not been registered under the Securities Act or any state or other jurisdiction's securities laws, and that the Shares must be held indefinitely unless subsequently registered or an exemption from such registration is available. Each Buyer acknowledges that investment in the Shares involves substantial risks, including the risk of total loss of such Buyer's investment in the Shares. Each Buyer represents that such Buyer (i) is able to hold the Shares for an indefinite period of time; (ii) has adequate means, other than the Shares or funds invested therein, of providing for such Buyer's current and foreseeable needs; (iii) has no foreseeable need to sell or otherwise dispose of any of the Shares; and (iv) has sufficient net worth to sustain a loss of such Buyer's entire investment in the Shares in the event such loss should occur. Each Manager is a bona fide resident of the States of Connecticut, Florida, Pennsylvania, Texas or New York and has no present intention of changing such Manager's residence. Each Buyer understands and agrees that the certificate or certificates representing the Shares to be received by such Buyer will bear a legend substantially to the effect set forth below and that a stop transfer order may be placed with respect thereto.

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY 9, 1997, AMONG COLORADO PRIME HOLDINGS, INC. AND CERTAIN SHAREHOLDERS THEREOF AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF COLORADO PRIME CORPORATION AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION AND MAY NOT BE TRANSFERRED UNTIL (A) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (B) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

4.5.  SPECIAL REPRESENTATIONS OF THE MANAGERS

      In addition to the representations and warranties set forth above, each Manager severally represents and warrants to the Company and to Thayer that such Manager is, and on the Closing

Date will be, the sole record and beneficial owner of the shares of Management Common Stock of Holdings set forth opposite such Manager's name on Exhibit A hereto, free and clear of any Encumbrances, and that such Manager has and shall have full power and authority to transfer, assign, sell and contribute such shares of Management Common Stock of Holdings to the Company as contemplated by this Agreement.


                                   ARTICLE 5.
                                    COVENANTS

5.1.  COMPLIANCE

      The Parties covenant and agree that between the date hereof and the Closing, none of them shall take any action that would cause their representations and warranties made herein not to be true and correct, in all material respects, as of such Closing.

5.2.  BEST EFFORTS

      Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts and shall cooperate with the other Parties as promptly as practicable to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate, as soon as practicable, the transactions contemplated hereby and by the Related Agreements.


                                   ARTICLE 6.
                               CLOSING; CONDITIONS

6.1.  CLOSING

      The transactions contemplated by this Agreement shall be consummated at a Closing to be held at the offices of Koerner Silberberg & Weiner LLP or at such other place as the Company and the Buyers shall agree, on May 9, 1997 or such later date within 14 days thereafter as shall be specified by the Company (the "Closing Date"). All actions taken at the Closing shall be deemed to occur simultaneously, and no document shall be deemed to be delivered until all documents are delivered. Unless otherwise indicated, each document delivered at the Closing shall be dated as of the Closing Date.

6.2.  CONDITIONS TO THE OBLIGATIONS OF BUYERS

      The Buyers' obligations under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by any Buyer:

      (a) The Merger shall have been consummated in accordance with the terms and conditions of the Merger Agreement and Thayer, the Company and Holdings shall have executed and delivered all Related Agreements to which they are parties;

      (b) The representations and warranties of the Company contained in this Agreement shall be true and correct, in all material respects, at and as of the Closing, and Thayer, the Company and Holdings shall have performed and complied with all the covenants and agreements and satisfied all the conditions, in all material respects, required by this Agreement and Related Agreements, to be performed or complied with or satisfied by Thayer, the Company and Holdings at or prior to the Closing;

      (c) No order, judgment or decree shall have been issued restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any of the Related Agreements. No inquiry, action or proceeding which, in the opinion of Thayer, is material shall have been instituted to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any of the Related Agreements, or to challenge the validity of such transactions or any part thereof, or seeking damages on account or as a result thereof; and

      (d) All necessary Governmental Authorizations shall have been obtained and all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated hereby or by any Related Agreement shall have been satisfied.

6.3.  CONDITIONS TO THE OBLIGATIONS OF COMPANY

      The obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by the Company:

      (a) The Merger shall have been consummated in accordance with the terms and conditions of the Merger Agreement and Thayer, the Company, Holdings and all of the Managers shall have executed and delivered all Related Agreements to which they are parties;

      (b) The representations and warranties of the Buyers contained in this Agreement shall be true and correct, in all material respects, at and as of the Closing, and the Buyers shall have performed and complied with all the covenants and agreements and satisfied all the conditions, in all material respects, required by this Agreement and the Related Agreements to be performed or complied with or satisfied by the Buyers at or prior to the Closing;

      (c) No order, judgment or decree shall have been issued restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any of the Related Agreements; and

      (d) All necessary Governmental Approvals shall have been obtained and all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated hereby or by any Related Agreement shall have been satisfied.

                                   ARTICLE 7.
                                  TERMINATION

7.1.  TERMINATION

      This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing, only as follows:

      (a) By Thayer in writing, if the Managers have, in any material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 15 business days after the date on which written notice of such breach is given to the Party committing such breach or the Closing Date;

      (b) By any Party in writing, if the Closing Date has not occurred by the close of business on May 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein; or

      (c) By Thayer in writing, if any Governmental Entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the transactions contemplated hereby and by the Related Agreements.

7.2.  EFFECT OF TERMINATION

      In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, provided, however, that nothing herein shall relieve any Party from liability for the breach of any representations or warranties or the breach of, or failure to perform, any covenant made by it herein.

                                   ARTICLE 8.
                                 MISCELLANEOUS

8.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The representations, warranties and covenants contained in this Agreement shall not survive the Closing.

8.2.  AMENDMENT

      This Agreement may be amended or supplemented at any time by the mutual agreement in writing of the Parties.

8.3.  NO WAIVER OF RIGHTS

      No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. Except as otherwise expressly provided herein, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

8.4.  EXPENSES

      Each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

8.5.  ENTIRE AGREEMENT; SUCCESSORS; THIRD PARTIES

      This Agreement and the Related Agreements contain the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Except as specifically set forth herein or in any Related Agreement, nothing in this Agreement or any Related Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

8.6.  NO ASSIGNMENT

      No Party hereto may assign any of its rights or obligations under this Agreement to any other Person, except that Thayer may assign its rights and/or obligations to an Affiliate of Thayer.

8.7.  NOTICES

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:


      If to the Company or Thayer:


      Thayer Equity Investors, III, L.P.
      1455 Pennsylvania Avenue, N.W.
      Washington, D.C.  20004
      Attention:  V. Frank Pottow
      Facsimile:  (202) 371-0391

With a required copy to:

      Arnold & Porter
      555 Twelfth Street, N.W.
      Washington, D.C.  20004

      Attention:  Neil M. Goodman
      Facsimile:  (202) 942-5999

If to any of the Managers, to the address set forth beneath the signature of such Manager on the signature page hereof, with a required copy to:

      Koerner Silberberg & Weiner LLP
      112 Madison Avenue
      New York, New York  10016
      Attention:  Carl Seldin Koerner
      Facsimile:  (212)689-3077

All such deliveries shall be deemed effective when received by the Persons entitled to such receipt or when delivery has been attempted but refused by such Person or Persons. Any Party may change the Persons or addresses to which such deliveries shall be made with respect to such Party by delivering notice thereof to the other Parties hereto in accordance with this Section 8.7.

8.8.  CAPTIONS

      The captions contained in this Agreement are for reference purposes only and are not part of any such agreement.

8.9.  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.10.       GOVERNING LAW AND VENUE

      The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. The Party bringing any action under this Agreement shall only be entitled to choose the federal or state courts of the State of Delaware or the federal or state courts of the State of New York, sitting in the Borough of Manhattan, as the venue for such action, and each Party consents to the jurisdiction of the court chosen in such manner for such action.

8.11.        SEVERABILITY

      The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The Parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

8.12.  SPECIFIC PERFORMANCE

      The rights of the Parties under this Agreement and the Related Agreements are unique and the failure of a Party to perform its obligations hereunder or thereunder would irreparably harm the other Parties hereto. Accordingly, the Parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance and/or injunctive relief to the extent permitted by law.



                                -- END OF PAGE --
                   [signatures appear on the following pages]

      IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.



                                       COLORADO PRIME ACQUISITION CORP.


                                       By:  /s/ V. Frank Pottow
                                            ___________________________



                                       THAYER EQUITY INVESTORS, III, L.P.


                                       By: TC Equity Partners, L.L.C.,
                                           its General Partner

                                       By:  /s/ Frederic Malek
                                            _____________________



                                       MANAGERS:




                                       /s/ William F. Dordelman
                                       ________________________________________
                                       William F. Dordelman
                                       9 Woodley Road
                                       Darien, Connecticut  06820

                                       /s/ William Willett
                                       ________________________________________
                                       William Willett
                                       137 Rose Hill Road
                                       Southport, Connecticut  06490


                                       /s/ Thomas Taylor
                                       ________________________________________
                                       Thomas Taylor
                                       155 West 70th Street, Apt. 12E
                                       New York, New York  10023


                                       /s/ Ricardo DeSantis
                                       ________________________________________
                                       Ricardo DeSantis
                                       217 Stewart Avenue
                                       Garden City, New York  11530


                                       /s/ Christine Mulvehill
                                       /s/ Brian Mulvehill
                                       ________________________________________
                                       Brian Mulvehill &
                                       Christine Mulvehill
                                       2788 Hampton Circle W.
                                       Delray Beach, Florida  33445

                                       /s/ Joseph Ugenti
                                       ________________________________________
                                       Joseph Ugenti
                                       336 East Shore Drive
                                       Massapequa, New York  11758


                                       /s/ Kenneth Payne
                                       ________________________________________
                                       Kenneth Payne
                                       31 Markwood Lane
                                       East Northport, New York  11731


                                       /s/ Lawrence Scuderi
                                       ________________________________________
                                       Lawrence Scuderi
                                       4 Cedar Crest Drive
                                       Dix Hills, New York  11746


                                       /s/ Charles Montanino
                                       ________________________________________
                                       Charles Montanino
                                       103 Wilson Avenue
                                       Amityville, New York  11701

                                       /s/ Niel Montanino
                                       ________________________________________
                                       Niel Montanino
                                       One Winthrop Street
                                       Islip, New York  11751


                                       /s/ Joseph Murphy
                                       ________________________________________
                                       Joseph Murphy
                                       One Stuyvesant Circle East
                                       Setauket, New York  11733


                                       /s/ John DeMaio
                                       ________________________________________
                                       John DeMaio
                                       11831 Spruce Hill
                                       Houston, Texas  77077


                                       /s/ Ronald F. Mel
                                       ________________________________________
                                       Ronald F. Mel
                                       776 Pine Island Drive
                                       Melbourne, Florida  32940

                                       /s/ Joseph Billi
                                       ________________________________________
                                       Joseph J. Billi
                                       3300 Neshaminy Blvd., Apt. 347
                                       Bensalem, Pennsylvania  19020

                                    EXHIBIT A

                                                               SHARES OF         SHARES OF
                                                                CLASS A           COMPANY         SHARES OF
                                                               MANAGEMENT         COMMON           COMPANY
                                           CASH TO BE          COMMON TO         STOCK TO         PREFERRED
                                           CONTRIBUTED             BE               BE           STOCK TO BE
    BUYERS                                   ($)              CONTRIBUTED        PURCHASED        PURCHASED
------------------------------          ------------          -----------        ---------        ---------
Thayer Equity Investors, III,               22,880,000                            128,800            10,000
L.P.



Managers:                                                         37,782.04        10,000

      William Dordelman

      William Willet                                              18,891.02         5,000

      Thomas Taylor                                                8,689.87         2,300

      Ricardo DeSantis                                             6,234.04         1,650

      Brian Mulvehill and
      Christine Mulvehill                                          1,511.28           400

      Joseph Ugenti                                                1,322.37           350

      Kenneth Payne                                                1,133.46           300

      Lawrence Scuderi                                               944.55           250

      Charles Montanino                                              755.64           200

      Niel Montanino                                                 755.64           200

      Joseph Murphy                                                  188.91            50

      John DeMaio                               40,000                                400

      Ronald F. Mel                              5,000                                 50

      Joseph J. Billi                            5,000
                                            ----------           ----------       -------            ------
            Total:                         $22,930,000            72,208.82       150,000            10,000
                                            ==========            =========       =======            ======

                                    EXHIBIT B
                              (Warrant Certificate)